COMMUNITY FIRST BANK
                              240 SOUTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 821-7211

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                      NOTICE OF SPECIAL MEETING OF MEMBERS
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     Notice is hereby  given that a special  meeting of  members  (the  "Special
Meeting") of Community First Bank (the "Bank") will be held at the main office of the Bank, 240 South Main Street, Madisonville, Kentucky on ______, ________ __, 2003 at __:__ _.m. The following business shall be taken up at the Special
Meeting:

          To consider and vote upon the adoption of the Plan of Conversion (the "Plan"), providing for the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank with the concurrent sale of all of the Bank's outstanding capital stock to its proposed holding company, Community First Bancorp, Inc. (the "Company"), and the sale of the Company's common stock to certain eligible persons; the transactions provided for in the Plan; and adoption of a new Federal Stock Charter and Bylaws for the Bank in their entirety.

     Execution of a proxy in the form enclosed also permits the proxy holder to vote, in their discretion, upon such other matters that may come before the Special Meeting. As of the date of mailing, the board of directors is not aware of any other matters that may come before the Special Meeting.

     All of the Bank's depositors are members (the "Members" or "Member") of the Bank under its current federal charter. The Members entitled to vote at the Special Meeting shall be those members of the Bank at the close of business on ________ __, ____ who continue as Members until the Special Meeting, and should the Special Meeting be, from time to time, adjourned to a later time, until the final adjournment. The Special Meeting may be adjourned to enable the Bank to solicit additional proxies.




                                  ----------------------------------------------
                                  Michael D. Wortham
                                  Secretary

________ __, 2003

                        ---------------------------------

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT. ANY PROXY GIVEN BY A MEMBER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE BANK A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY MEMBER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.

                              COMMUNITY FIRST BANK
                              240 SOUTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 821-7211

                                 PROXY STATEMENT

                                                             __________ __, 2003

     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON __________ __, 2003, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

     THIS PROXY STATEMENT IS A SUMMARY OF INFORMATION ABOUT THE PROPOSED CONVERSION. A MORE DETAILED DESCRIPTION OF COMMUNITY FIRST BANK, COMMUNITY FIRST BANCORP, INC., AND THE CONVERSION IS INCLUDED IN THE PROSPECTUS WHICH IS INCORPORATED BY REFERENCE HEREIN.

Purpose of the Special Meeting and Summary of Transaction

     A special meeting of members (the "Special Meeting") of Community First Bank (the "Bank") will be held at the main office of the Bank, 240 South Main Street, Madisonville, Kentucky on ______, ________ __, 2003 at __:__ _.m., for the purpose of considering and voting upon a Plan of Conversion, (the "Plan" or "Plan of Conversion"), which, if approved by a majority of the total votes of the members eligible to be cast, the Bank will convert from a federal mutual savings bank to a federal capital stock savings bank; the Bank will concurrently sell its stock to its proposed holding company, Community First Bancorp, Inc. (the "Company"); and the Company will sell its common stock, $0.01 par value per share (the "Common Stock"), to certain depositors and former depositors of the Bank, and, if necessary, to certain members of the general public. These events are collectively referred to as the "Conversion." All references herein to the Bank shall mean the Bank as a federal mutual savings bank or as a federal capital stock savings bank, as the context shall indicate. All capitalized terms used herein that are not defined herein are used as defined in the Prospectus, or if not defined therein, then as defined in the Plan. Members will also vote at the Special Meeting for adjournment to permit further solicitation if there is an insufficient number of votes to approve the Plan.

     Voting in favor of or against the Plan of Conversion includes a vote for or against the Federal Stock Charter and Bylaws of the Bank.

     Voting FOR the Plan of Conversion will not obligate any person to purchase any Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION.

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Voting Rights and Votes Required for Approval

     The Board of Directors has fixed __________ __, 2003 as the record date ("Voting Record Date") for the determination of Members entitled to notice of and to vote at the Special Meeting and at any postponement or adjournment thereof. All holders of the Bank's savings, demand or other authorized accounts are members ("Members") of the Bank. Only those Members of the Bank of record as of the Voting Record Date who continue to be Members as of the date of the Special Meeting or any postponement or adjournment thereof will be entitled to vote at the Special Meeting or any postponement or adjournment thereof. The Plan must be approved by the affirmative vote of at least a majority of votes entitled to be cast at such Special Meeting. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

     Each Member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of their deposit accounts in the Bank as of the Voting Record Date. No Member shall cast more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 votes limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his or her own name, each person would be entitled to 1,000 votes for the separate account and they would together also be entitled to cast 1,000 votes on the basis of the joint account. According to the records of the Bank, as of the Voting Record Date there were _______ votes eligible to be cast, of which _______ votes constitute a majority.

     Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Qualified Plan accounts established at the Bank, the beneficiary may direct the trustee's vote on the Plan by returning a completed proxy card to the Bank. If no proxy card is returned, the Bank, as trustee, will vote FOR the adoption of the Plan on behalf of such beneficiary.

Proxies

     The Bank's Members as of the Voting Record Date who continue to be Members as of the date of the Special Meeting may vote at the Special Meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any Member to vote on the Plan of Conversion. All properly executed proxies received by the Bank will be voted in accordance with the instruction indicated thereon by the Member giving such proxies. If no instructions are given, executed proxies will be voted FOR adoption of the Plan of Conversion. While the Bank has in the past, from time-to-time, utilized pre-existing proxies of its Members, which proxies are on file with the Bank, pre- existing proxies cannot be utilized in connection with the proposed Plan and related transactions contemplated herein.

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Revocability of Proxies

     A proxy may be revoked at any time before it is voted by filing written revocation of the proxy with the Secretary of the Bank, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the Special Meeting or any postponement or adjournment thereof. The presence of a Member at the Special Meeting shall not revoke a proxy unless a written revocation is filed with the Secretary of the Bank prior to the voting of such Proxy. The proxies being solicited by the Board of Directors of the Bank are only for use at the Special Meeting and at any adjournment thereof and will not be used for any other meeting.

Solicitation of Proxies and Tabulation of the Vote

     To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or employees of the Bank, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation. The Company has retained Keefe Bruyette & Woods, Inc. ("KBW") to provide proxy solicitation and other services relating to the sale of stock. KBW will receive, as compensation, a management fee of $20,000. In addition, KBW will receive a success fee of $50,000 payable only upon the successful completion of the Conversion. KBW will also be reimbursed up to $5,000 for its out-of-pocket expenses, and up to $25,000 for fees and expenses of its legal counsel. The Bank will bear all costs associated with proxy solicitation and vote tabulation.

Reasons for Conversion and Stock Offering

     See "Summary" and "The Conversion" in the Prospectus for discussions of the basis upon which the Board of Directors determined to undertake the proposed Conversion, including the stock offering. As more fully discussed in those sections and in other sections of the Prospectus, the Board of Directors believes that the Plan of Conversion is in the best interest of the Bank, its members and the communities it serves.

Directors and Executive Officers

     See "Management of Community First Bancorp, Inc." and "Management of Community First Bank" in the Prospectus for a discussion of the directors and executive officers of the Bank and the Company.

Management Remuneration

     See "Summary - Benefits to Management from the Offering or Within One Year Thereafter" in the Prospectus for a discussion of the interests of management in the Conversion. See also "Management of Community First Bank" in the Prospectus.

Interest of Management and Directors in Matters to be Acted Upon

     Management of the Bank may have an interest in the matters that will be acted upon and has entered into employment and severance agreements with certain executive officers. In addition, the

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Company  plans to adopt a Stock  Option Plan and a Management  Recognition  Plan
("MRP") following the Conversion. See "Summary" and "Management of Community First Bank" in the Prospectus.

Business of the Bank

     See "Business of Community First Bank" in the Prospectus for a discussion of the business of the Bank. See also "Selected Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Regulation" and "Taxation" in the Prospectus.

Description of the Plan of Conversion and Stock Issuance

     The Office of Thrift Supervision ("OTS") has given approval to the Plan of Conversion, subject to the approval by the Bank's Members and the satisfaction of certain other conditions. However, such approval by the OTS does not constitute a recommendation or endorsement of the Plan of Conversion by the OTS.

     See "The Conversion" in the Prospectus for a description of the Plan. See also "Management of Community First Bancorp, Inc." and "Management of Community First Bank," "Taxation," "Summary" and "Pro Forma Data."

Description of Capital Stock

     See "Description of Capital Stock" in the Prospectus for a description of the common stock to be offered. See also "Market for the Common Stock."

Capitalization

     See   "Capitalization"   in  the   Prospectus  for  a  description  of  the
capitalization of the Bank.

Use of New Capital

     See "Use of Proceeds" in the Prospectus for a description of the purposes for which the net proceeds from the common stock to be sold are intended to be invested or otherwise used.

Comparison of the Articles of Incorporation and Bylaws of the Company and Charter and Bylaws of the Stock Savings Bank to the Charter and Bylaws of the Mutual Savings Bank

     For purposes of this discussion, references to the Stock Savings Bank refer to the Bank in its post-Conversion stock form. References to the Mutual Savings Bank refer to the Bank in its pre-Conversion mutual form.

     Upon completion of the Conversion, the Mutual Savings Bank's charter will be extinguished and the Bank will be governed by the Federal Stock Savings Bank charter and bylaws. The Bank in its post-conversion stock form will be known as "Community First Bank." The Company will be governed by its articles of incorporation and bylaws and by the Maryland General Corporation Law. The following is a comparison of the significant provisions of the Articles and Bylaws of the Company, the Charter and Bylaws of the Stock Savings Bank and the Mutual Savings Bank's existing Charter and Bylaws.

     Purpose and Powers. The Articles of Incorporation of the Company provide that the purpose of such company is to act as a financial institution holding company and to engage in any lawful business or activity for which corporations may be incorporated pursuant to the general laws of the State of Maryland. The Mutual Savings Bank's existing mutual Charter and the Charter of the Stock Savings Bank provide that the purpose of the Bank is to pursue any of the lawful objectives of a federal savings Bank chartered under Section 5 of the HOLA and to exercise all express, implied and incidental powers thereto, subject to all applicable laws, rules and regulations of the OTS.

     Duration. The duration of the Mutual Savings Bank, the Stock Savings Bank, and the Company is perpetual.

     Capital. The Mutual Savings Bank cannot issue capital stock. The Charter of the Stock Savings Bank, to be effective upon the Conversion, authorizes the issuance of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. All of the capital stock of the Stock Savings Bank will be owned by the Company.

     The Articles of the Company authorize the issuance of capital stock consisting of 5,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock par value $.01 per share which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of the Company will have the same relative rights as, and will be identical in all respects with, each other share of common stock, except that shares of any equity security, including common stock, held by a person in excess of 10% of the total shares outstanding for a period of 5 years from the effective date of the completion of the conversion shall not be counted as shares entitled to vote, unless the "continuing" board of directors has first approved by a two-thirds vote the offer or acquisition. Any shares acquired in violation of this restriction will not be counted as shares outstanding for voting purposes, nor will the holder be entitled to vote such shares. After five years from the date of conversion, should any party acquire the beneficial ownership of shares in excess of 10%, the record holders of more than 10% of any outstanding class of equity security of the Company who obtained such shares without the requisite approval would be entitled to cast only one-hundredth (1/100) of a vote for each share owned in excess of 10%, and the aggregate voting power of such holders shall be allocated proportionately among such record holders. There are further limitations on the acquisition of the Company's stock. For a discussion of these limitations, see "Restrictions on Acquisitions of the Company" in the Prospectus. After the Conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Company's Articles of Incorporation without the approval of the Company's stockholders.

     The capital stock of the Company and the Stock Savings Bank will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

     Voting Rights of Members. Rights of members of the Mutual Savings Bank are governed by federal law which provides that all holders of savings, demand of other authorized accounts in the Bank are members of the Mutual Savings Bank. With respect to voting rights, the Mutual Savings Bank's Charter provides that each depositor member is entitled to cast one vote for each $100 or fraction thereof of the withdrawable value of the member's account, up to a maximum of 1,000 votes. Upon completion of the Conversion, all holders of accounts in the Mutual Savings Bank, presently Members of the Mutual Savings Bank, will no longer have any voting rights.

     Immediately after the Conversion, the holders of the common stock of the Company will possess exclusive voting rights in the Company. Each holder of shares of Common Stock will be entitled to one vote for each share held. Stockholders will not be permitted to cumulate their votes. The Stock Savings Bank's Charter and Bylaws contain similar provisions. The Company, as sole stockholder of the Stock Savings Bank, will control any action by the Stock Savings Bank.

     Directors. The provisions governing directors contained in the Stock Savings Bank and the Mutual Savings Bank's Charter and Bylaws are substantially the same. The Mutual Savings Bank's Charter and Bylaws provide that the number of directors shall be no fewer than 5 nor more than 15. The Bylaws of the Company and the Stock Savings Bank fix the number of directors at 9.

     The Articles of Incorporation and Bylaws of the Company provide for indemnification of directors acting in their capacity as directors and eliminate their liability, except in certain limited circumstances. Furthermore, the Articles limit the ability of stockholders to remove directors and also set forth specific requirements for nominations.

     Anti-Takeover Provisions. Various provisions in the Company's Articles of Incorporation make it difficult to acquire control of the Company without first negotiating with the Board of Directors. In addition, Maryland General Corporation Law contains various anti-takeover provisions which will be applicable to the Company upon completion of the Conversion. For a discussion of these provisions, see "Restrictions on Acquisitions of Community First Bancorp, Inc." in the Prospectus.

     Amendment. An amendment of the Mutual Savings Bank Charter requires the approval of the members of the Bank by the affirmative vote of a majority of such members. Bylaw amendments may be approved by a two-thirds affirmative vote of the board of directors or by the affirmative vote of a majority of the members of the Bank.

     Amendments to the Stock Savings Bank's Charter must be approved by the board of directors and the stockholders. Bylaw amendments of the Stock Savings Bank may be approved by a majority of the directors or a majority of the votes cast by stockholders.

     Certain provisions of the Articles of Incorporation of the Company can be amended by a majority vote of the stockholders. Certain provisions, however, require the affirmative vote of 80% of the stockholders (i.e., election of directors, removal of directors, notice for nominations and proposals, preemptive rights, director's liability, indemnification, stockholder meetings, limitations on voting rights, business combinations, control share acquisitions and amendments) except that such amendment may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors if first approved by a two-thirds vote of the directors. The Bylaws of the Company can be amended by a vote of two-thirds of the board of directors or 80% of the stockholders.

Liquidation and Liquidation Rights

     In the unlikely event of the complete liquidation of the Bank in its present mutual form, each depositor is entitled to an equal distribution of any of the Bank's assets, pro rata to the value of his accounts, remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit accounts was to the total value of all deposit accounts in the Bank at the time of liquidation.

     Upon a complete liquidation of the Bank in stock form after the Conversion, each depositor would have a claim, as a creditor, of the same general priority as the claims of all other general creditors of the Bank. Therefore, except as described below, a depositor's claim would be solely in the amount of the balance in his deposit account plus accrued interest. A depositor would not have an interest in the residual value of the Bank's assets above that amount, if any.

     The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he continues to maintain his deposit account with the Bank, would be entitled on a complete liquidation of the Bank after Conversion, to an interest in the liquidation account prior to any payment to stockholders. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in the Bank on the qualifying date, December 31, 2001. Each Supplemental Eligible Account Holder would have a similar interest as of the qualifying date, March 31,2003. The interest as to each deposit account would be in the same proportion of the total liquidation account as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such qualifying dates. However, if the amount in the deposit account on any annual closing date of the Bank (December 31) is less than the amount in such account on the respective qualifying dates, then the interest in this special liquidation account would be reduced from time to time by an amount proportionate to any such reduction, and the interest would cease to exist if such deposit account were closed. The interest in the special liquidation account will never be increased despite any increase in the related deposit account after the respective qualifying dates.

     No merger, consolidation, purchase of bulk assets with assumptions of savings accounts and other liabilities, or similar transactions with another insured institution in which transaction the Bank in the converted form is not the surviving institution shall be considered a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

Other Matters

     The Company will register its capital stock under Section 12(g) of the Securities Exchange Act, as amended, and it will not deregister such stock for three years.

Financial Statements

     See "Financial Statements" attached to the Prospectus.

Consents of Experts and Reports

     See "Experts" in the Prospectus for a description of the consents of experts. See also, "Financial Statements" attached to the Prospectus.

Judicial Review

     Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C. ss. 1464(i)(2)(B) and Section 563b.205 of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.205) provide that any person aggrieved by OTS final action on our Application for Conversion may ask the United States Court of Appeals for the circuit in which the principal office or residence of such person is located or the United States Court of Appeals for the District of Columbia, to review the action under the statute. To obtain court review of the action, the statute requires the aggrieved person to file a written petition requesting that the court modify, terminate or set aside the OTS action. This petition must be filed within the later of 30 days after the OTS publishes notice of its final action in the Federal Register, or 30 days after the date of mailing of this proxy statement to our Members. The statute and regulation referred to above should be consulted for further information.

Additional Information

     The Plan is included with the proxy materials and all statements made in this document are hereby qualified by the contents of the Plan. Copies of the Articles of Incorporation and Bylaws of the Company and the Charter and Bylaws of the Bank and the Plan of Conversion are available without charge, at each branch office of the Bank or by calling the Stock Information Center at (270)
___-____.


     THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT THE BANK, THE COMPANY, AND THE CONVERSION AND OFFERING, INCLUDING THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF THE
COMPANY'S COMMON STOCK. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

     YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     THE BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THIS PROXY MATERIAL AND THE PROSPECTUS AND URGES YOU TO VOTE "FOR" THE PLAN. NO PERSON WILL BE OBLIGATED TO ORDER ANY COMMON STOCK.

     IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE, SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.

                              -------------------


     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS WHEN ACCOMPANIED BY A STOCK ORDER FORM.

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                              COMMUNITY FIRST BANK
                             Madisonville, Kentucky
                            -------------------------

                               PLAN OF CONVERSION
                        FROM MUTUAL TO STOCK ORGANIZATION






















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                               TABLE OF CONTENTS
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I.       General..............................................................................................  1

II.      Definitions..........................................................................................  2

III.     Steps Prior to Submission of the Plan to the Members for Approval....................................  6

IV.      Meeting of Members...................................................................................  7

V.       Offering Documents...................................................................................  7

VI.      Consummation of Conversion...........................................................................  8

VII.     Stock Offering.......................................................................................  8
         A.       General.....................................................................................  8
                  -------
         B.       Independent Evaluation and Purchase Price of Shares.........................................  8
                  ---------------------------------------------------
         C.       Subscription Offering.......................................................................  9
                  ---------------------
         D.       Community Offering.......................................................................... 12
                  ------------------
         E.       Other Offering...............................................................................13
                  --------------
         F.       Limitations Upon Purchases of Shares of Conversion Stock.................................... 13
                  --------------------------------------------------------
         G.       Restrictions on and Other Characteristics of Stock Being Sold............................... 14
                  -------------------------------------------------------------
                  1.       Transferability.................................................................... 14
                           ---------------
                  2.       Repurchases and Dividend Rights.................................................... 15
                           -------------------------------
                  3.       Voting Rights...................................................................... 16
                           -------------
                  4.       Purchases by Officers, Directors and Associates Following Conversion............... 16
                           --------------------------------------------------------------------
         H.       Mailing of Offering Materials and Collation of Subscriptions................................ 16
                  ------------------------------------------------------------
         I.       Method of Payment........................................................................... 17
                  -----------------
         J.       Undelivered, Defective or Late Order Forms; Insufficient Payment.............................18
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         K.       Members in Non-Qualified States or in Foreign Countries..................................... 18
                  -------------------------------------------------------
         L.       Sales Commissions........................................................................... 18
                  -----------------

VIII.    Charter and Bylaws................................................................................... 19

IX.      Registration and Market Making....................................................................... 19

X.       Status of Savings Accounts and Loans Subsequent to Conversion........................................ 19

XI.      Liquidation Account.................................................................................. 19

XII.     Restrictions on Acquisition of Holding Company....................................................... 20

XIII.    Interpretation and Amendment or Termination of the Plan.............................................. 21

XIV.     Expenses of the Conversion........................................................................... 22

XV.      Contributions to Tax-Qualified Employee Stock Benefit Plans.......................................... 22

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                              COMMUNITY FIRST BANK
                             Madisonville, Kentucky

                               PLAN OF CONVERSION
                        FROM MUTUAL TO STOCK ORGANIZATION

I.   General.

     On March 13, 2003, the Board of Directors of Community First Bank, Madisonville, Kentucky (the "Bank"), after careful study and consideration, adopted this Plan of Conversion from Mutual to Stock Organization (the "Plan"),whereby the Bank will convert from a federal mutual savings bank to a federal capital stock savings bank (the "Converted Bank") as a wholly owned subsidiary of a Holding Company to be formed at the direction of the Bank (the"Conversion").

     The Conversion is subject to regulations of the Director of the Office of Thrift Supervision of the United States Department of the Treasury ("OTS") pursuant to Section 5(i) of the Home Owners' Loan Act and Part 563b of the Rules and Regulations Applicable to All Savings Associations.

     The Plan is subject to the prior written approval of the OTS and must be adopted by the affirmative vote of at least a majority of the total outstanding votes of the Members of the Bank. Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered in a Subscription Offering pursuant to non-transferable Subscription Rights at a predetermined and uniform price first to the Bank's Eligible Account Holders of record as of December 31, 2001, second to the Bank's Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders of record as of the last day of the calendar quarter preceding OTS approval of the Bank's application to convert to stock form and fourth to Other Members of the Bank. Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering may be offered by the Bank to the general public in a Community Offering which may include a Syndicated Community Offering. Shares remaining, if any, may then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

     It is the desire of the Board of Directors to attract new capital to the Converted Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion. In addition, the Board of Directors currently intends to implement stock option plans and other stock benefit plans subsequent to the Conversion to better attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Converted Bank as the wholly owned subsidiary of the Holding Company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Converted Bank to compete more effectively with other financial service organizations.

     No change will be made in the Board of Directors or management of the Bank as a result of the Conversion.

II.  Definitions.

     Acting  in  Concert:  The term  "Acting  in  Concert"  means:  (i)  knowing
     -------------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person (as defined by 12 C.F.R. ss.563b.25) who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated. The rebuttable presumptions of concerted action contained in 12 C.F.R. ss.574.4(d) (other than ss.ss.574.4(d)(1) & (2)) shall apply to the purchase limitations contained
Section VII.F of this Plan.

     Associate:  The term "Associate," when used to indicate a relationship with
     ---------
any person, means: (i) any corporation or organization (other than the Bank, the Holding Company or a majority-owned subsidiary of the Bank or the Holding Company) if the person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate in which the person has a substantial beneficial interest or for which the person serves as a trustee or in a similar fiduciary capacity, except that such term shall not include a "Tax-Qualified Employee Stock Benefit Plan," as defined herein or a"Non-Tax Qualified Employee Stock Benefit Plan" (as defined herein) in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity; and (iii) any person related by blood or marriage to the person, and who lives in the same home as such person or who is a director or senior officer of the Holding Company, or any of its subsidiaries.

     Bank:  The term "Bank" means  Community  First Bank,  either in its present
     ----
form as a federal mutual savings bank or in its future form as a federal mutual savings bank in the event of the amendment of its federal mutual charter and bylaws to substantially conform with the current regulatory model federal mutual savings bank charter and bylaws.

     Capital Stock: The term "Capital Stock" means any and all authorized shares
     -------------
of stock of the Converted Bank.

     Community  Offering:  The term  "Community  Offering" means the offering of
     -------------------
shares of Conversion Stock to the general public by the Holding Company concurrently with or after commencement of the Subscription Offering, giving preference to natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Bank's Local Community. The Community Offering may include a Syndicated Community Offering.

     Conversion:  The term  "Conversion"  means: (i) the amendment of the Bank's
     ----------
federal mutual charter and bylaws to authorize issuance of shares of Capital Stock by the Converted Bank and to conform to the requirements of a federal capital stock savings bank under the laws of the United States and applicable regulations; (ii) the issuance and sale of Conversion Stock by the Holding Company in the

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Subscription and Community  Offerings and/or in an underwritten  public offering or otherwise; and (iii) the purchase by the Holding Company of all the Capital Stock of the Converted Bank to be issued in the Conversion immediately following or concurrently with the close of the sale of the Conversion Stock.

     Conversion  Stock: The term  "Conversion  Stock" means the shares of common
     -----------------
stock to be issued and sold by the Holding Company pursuant to the Plan.

     Converted Bank: The term "Converted Bank" means Community First Bank in its
     --------------
form as a federal capital stock savings bank resulting from the conversion of the Bank to the stock form of organization in accordance with the terms of the Plan.

     Eligibility Record Date: The term "Eligibility Record Date" means the close
     -----------------------
of business on December 31, 2001.

     Eligible Account Holder:  The term "Eligible Account Holder" means a holder
     -----------------------
of one or more Qualifying Deposits in the Bank on the Eligibility Record Date but does not include any Person added to the account after the Eligibility Record Date.

     Holding  Company:  The term "Holding  Company"  means a  corporation  to be
     ----------------
incorporated by the Bank under state law for the purpose of becoming a holding company for the Converted Bank through the issuance and sale of Conversion Stock under the Plan and the concurrent acquisition of 100% of the Capital Stock to be issued and sold pursuant to the Plan.

     Holding Company Stock:  The term "Holding  Company Stock" means any and all
     ---------------------
authorized shares of stock of the Holding Company.

     Independent  Appraiser:  The term  "Independent  Appraiser"  means a person
     ----------------------
independent of the Bank, experienced and expert in the area of corporate appraisal, and acceptable to the OTS, retained by the Bank to prepare an appraisal of the pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. An affiliate of the Independent Appraiser may serve as an underwriter or selling agent, provided the Independent Appraiser is separate from the underwriter or selling agent affiliate and the underwriter or selling agent does not make recommendations or affect the appraisal. The Independent Appraiser may not receive any fee in connection with the Conversion other than for appraisal services.

     IRS: The term "IRS" means the Internal Revenue Service of the United States
     ---
Department of the Treasury.

     Local Community: The term "Local Community" means the county or counties in
     ---------------
which the Bank's office or offices are located.

     Market Maker:  The term "Market Maker" means a dealer (i.e., any person who
     ------------
engages, either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i)(a) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter dealer quotation system, or (b) furnishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

     Member:  The term  "Member"  means any person or entity who  qualifies as a
     ------
member of the Bank under its federal mutual charter and bylaws prior to the Conversion.

     Non-Tax Qualified  Employee Stock Benefit Plan: The term "Non-Tax Qualified
     ----------------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan that does not qualify as a Tax-Qualified Employee Stock Benefit Plan.

     Officer:  The term  "Officer"  means an  executive  officer of the  Holding
     -------
Company or the Bank (as applicable), including the Chairman of the Board, President, Executive Vice Presidents and Senior Vice Presidents in charge of principal business functions.

     Order Form:  The term "Order Form" means the order form or forms to be used
     ----------
by Eligible Account Holders, Supplemental Eligible Account Holders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Other  Member:  The term "Other  Member"  means any  person,  other than an
     -------------
Eligible Account Holder or a Supplemental Eligible Account Holder, who is a Member as of the Voting Record Date.

     OTS:  The term "OTS" means the Office of Thrift  Supervision  of the United
     ---
States Department of the Treasury or any successor agency having jurisdiction over the Conversion.

     Person:   The  term  "Person"  means  an  individual,   a  corporation,   a
     ------
partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     Plan:  The term "Plan" means this Plan of  Conversion  under which the Bank
     ----
will convert from a federal mutual savings bank to a federal capital stock savings bank as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or amended in accordance with the terms hereof.

     Purchase Price:  The term "Purchase Price" shall mean the uniform price per
     --------------
share for which the Conversion Stock is sold in the Subscription and Community Offerings as determined in accordance with Paragraph VII.B.

     Qualifying Deposit:  The term "Qualifying  Deposit" means the total balance
     ------------------
in any account holder's Savings Accounts in the Bank as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable, provided that such total balance is equal to or greater than $50.00.

     Registration  Statement:   The  term  "Registration  Statement"  means  the
     -----------------------
Registration Statement on Form S-1, SB-2 or such other form as may be appropriate, and any amendments thereto, filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident:  The term  "Resident,"  as used in this Plan in  relation  to the
     --------
preference afforded natural persons and trusts of natural persons in the Local Community, includes any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Community Offering. The Bank may utilize deposit or loan records or such other evidence provided to it to make the determination as to whether a person is residing in the Local Community. To the extent the "person" is a corporation or other business entity, the principal place of business or headquarters should be within the Local Community. To the extent the "person" is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. In all cases, such determination shall be in the sole discretion of the Bank.

     Sale:  The terms "sale" and "sell" mean every contract to sell or otherwise
     ----
dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OTS or any other federal agency having jurisdiction.

     Savings Account: The term "Savings Account" means a withdrawable deposit in
     ---------------
the Bank including a demand account.

     SEC: The term "SEC" means the  Securities  and Exchange  Commission  or any
     ---
successor agency.

     Special  Meeting:  The term "Special  Meeting" means the Special Meeting of
     ----------------
Members to be called for the purpose of submitting the Plan to the Members for their approval.

     Subscription Offering: The term "Subscription  Offering" means the offering
     ---------------------
of shares of Conversion Stock to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     Subscription and Community Prospectus: The term "Subscription and Community
     -------------------------------------
Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights: The term "Subscription Rights" means non-transferable,
     ------------------
non-negotiable, personal rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock offered under the Plan.

     Supplemental  Eligibility Record Date: The term  "Supplemental  Eligibility
     -------------------------------------
Record Date" means the last day of the calendar quarter preceding the approval of the Plan by the OTS.

     Supplemental  Eligible  Account  Holder:  The term  "Supplemental  Eligible
     ---------------------------------------
Account Holder" means a holder of one or more Qualifying Deposits in the Bank (other than Officers and directors of the Bank and their Associates) on the Supplemental Eligibility Record Date but does not include any Person added to the account after the Supplemental Eligibility Record Date.

     Syndicated  Community  Offering:  The term "Syndicated  Community Offering"
     -------------------------------
means the offering of Conversion Stock, following or concurrently with Community Offering, through a syndicate of broker-dealers managed by one or more investment banking firms.

     Tax-Qualified Employee Stock Benefit Plan: The term "Tax-Qualified Employee
     -----------------------------------------
Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, with its related trust, that is "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

     Voting Record Date:  The term "Voting  Record Date" means the date fixed by
     ------------------
the Board of Directors of the Bank to determine Members of the Bank entitled to vote at the Special Meeting which shall be not more than 60 days nor less than 20 days before the Special meeting.

III. Steps Prior to Submission of the Plan to the Members for Approval.

     Prior to submission of the Plan to its Members for approval, the Bank must receive approval from the OTS of an Application for Approval of Conversion on Form AC, which includes the Plan to convert to the stock form of organization (the "Application"). The following steps must be taken prior to such regulatory approval:

     A. The Board of Directors shall adopt the Plan by not less than a two-thirds vote.

     B. Promptly after adoption of the Plan by the Board of Directors, the Bank shall notify its Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office and/or by mailing a letter to each of its Members.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan adopted by the Board of Directors shall be made available for inspection by Members at each office of the Bank.

     E. The Bank shall cause the Holding Company to be incorporated under state law, and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. The Board of Directors shall adopt by at least a two-thirds vote a business plan reflecting the Bank's intended plans for deployment of the proposed conversion proceeds. The Bank's Chief Executive Officer and at least two-thirds of the Board of Directors shall certify that the business plan accurately reflects the intended plans for deployment of conversion proceeds, and that any new initiatives reflected in the business plan are reasonably achievable.

     G. The Bank shall submit or cause to be submitted the Application to the OTS. The Holding Company shall submit or cause to be submitted an Application H-(e)1 or Application H-(e)1-S to the OTS and the Registration Statement to the SEC. Upon receipt of advice from the regulatory authorities that the Application has been received and is in the prescribed form, the Bank shall publish a "Notice of Filing of an Application for Conversion to a Stock Savings Bank" in a newspaper of general circulation, as referred to in Paragraph III.B. herein. The Bank also shall prominently display a copy of such notice in each of its offices. The Holding Company shall publish notice of the filing of the Application H-(e)1 or H-(e)1-S in accordance with applicable regulations.

     H. The Bank shall obtain an opinion of its tax advisors or a favorable ruling from the IRS which shall state that the Conversion will not result in a taxable reorganization for federal income tax purposes to the Bank. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

     I. The Plan shall be submitted to a vote of the Members at the Special Meeting after approval by the OTS.

IV.  Meeting of Members.

     Following receipt of approval of the Plan by the OTS, the Special Meeting to vote on the Plan shall be scheduled in accordance with the Bank's bylaws and applicable regulations. Notice of the Special Meeting will be given by means of a proxy statement authorized for use by the OTS. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank will distribute proxy solicitation materials to all voting Members as of the Voting Record Date established for voting at the Special Meeting. Proxy materials will also be sent to each beneficial holder of an Individual Retirement Account where the name of the beneficial holder is disclosed on the Bank's records. The proxy solicitation materials will include a copy of the Proxy Statement and other documents authorized for use by the regulatory authorities and may also include a Subscription and Community Prospectus as provided in Paragraph V. below.

     Pursuant to applicable regulations, an affirmative vote of at least a majority of the total outstanding votes of the Members will be required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be promptly notified of the actions of the Members at the Special Meeting.

V.   Offering Documents.

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Members and may close the Subscription and Community Offerings before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting.

     Prior to commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Prospectus until the Registration Statement containing the same has been declared effective by the SEC and the aforementioned documents have been approved by the OTS. The Subscription and Community Prospectus may be combined with the Proxy Statement for the Special Meeting.

VI.  Consummation of Conversion.

     The date of consummation of the Conversion will be the effective date of the amendment of the Bank's federal mutual charter to read in the form of a federal stock charter, which shall be the date of the issuance and sale of the Conversion Stock. After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Bank's federal mutual charter to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings bank will be declared effective by the OTS, and the amended bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Bank will become a wholly owned subsidiary of the Holding Company. The Converted Bank will issue to the Holding Company 100,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Bank in the Conversion, and the Holding Company will make payment to the Converted Bank of at least 50% of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan, or such other portion of the aggregate net proceeds as may be authorized or required by the OTS.

VII. Stock Offering.

     A.   General.
          -------

          The aggregate purchase price of all shares of Conversion Stock which will be offered and sold will be equal to the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, as determined by an independent appraisal. The exact number of shares of Conversion Stock to be offered will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph VII.B. below). The number of shares to be offered may be subsequently adjusted prior to completion of the Conversion as provided below.

     B.   Independent Evaluation and Purchase Price of Shares.
          ---------------------------------------------------

          All shares of Conversion Stock sold in the Conversion will be sold at a uniform price per share referred to in this Plan as the "Purchase Price." The Purchase Price and the total number of shares of Conversion Stock to be offered in the Conversion will be determined by the Board of Directors of the Bank and the Board of Directors of the Holding Company, or their respective designees, immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, at such time. The estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company, will be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with applicable regulations. Immediately prior to the Subscription and Community Offerings, a subscription price range of shares for the offerings will be established (the "Valuation Range"), which will vary from 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock ultimately issued and sold will be determined at the close of the Subscription and Community Offerings and any other offering. The subscription price range and the number of shares to be offered may be changed subsequent to the Subscription and Community Offerings as the result of any appraisal updates prior to the completion of the Conversion, without notifying eligible purchasers in the Subscription and Community Offerings and without a resolicitation of subscriptions, provided the aggregate Purchase Price is not below the low end or more than 15% above the high end of the Valuation Range previously approved by the OTS or if, in the opinion of the Boards of Directors of the Bank and the Holding Company, the new Valuation Range established by the appraisal update does not result in a materially different capital position of the Converted Bank.

          Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank and the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any other offering, extend the Conversion, establish a new Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or other offerings or take such other action as the OTS may permit.

     C.   Subscription Offering.
          ---------------------

          Non-transferable Subscription Rights to purchase shares of Conversion Stock will be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefits Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by applicable regulations. All shares must be sold, and, to the extent that Conversion Stock is available, no subscriber will be allowed to purchase fewer than 25 shares of Conversion Stock, provided that this number shall be decreased if the aggregate purchase price exceeds $500. The priorities established by applicable regulations for the purchase of shares are as follows:

          1.     Category No. 1:  Eligible Account Holders.

               a. Each Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of the maximum purchase limitation established for the Community Offering, one-tenth of 1% of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the total amount of Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders in each case on the Eligibility Record Date.

               b. Non-transferable Subscription Rights to purchase Conversion Stock received by persons who were Officers and directors of the Bank at least one year prior to the Eligibility Record Date and their Associates based on their increased deposits in the

          Bank in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights to purchase shares pursuant to this Subscription Category.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders as follows:

                    (I) Shares of  Conversion  Stock  shall be  allocated  among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation equal to 100 shares or the total amount of their subscription, whichever is less.

                    (II) Any shares of Conversion  Stock not so allocated  shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits on the Eligibility Record Date, as compared to the total aggregate Qualifying Deposits of all subscribing Eligible Account Holders on the Eligibility Record Date.

     2.   Category No. 2: Tax-Qualified Employee Stock Benefit Plans.

               a. Tax-Qualified Employee Stock Benefit Plans of the Converted Bank shall receive, without payment, non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock issued in the Conversion.

               b. Subscription rights received in this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders pursuant to Category No. 1, provided that any shares of Conversion Stock sold in excess of the high end of the Valuation Range may be first sold to Tax-Qualified Employee Stock Benefit Plans.

     3.   Category No. 3:  Supplemental Eligible Account Holders.

               a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment of the Application filed prior to OTS approval, then each Supplemental Eligible Account Holder shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of the maximum purchase limitation established for the Community Offering, one-tenth of 1% of the total offering of shares of Conversion Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Conversion Stock to be issued by a fraction of which the numerator is the total amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders, in each case, on the Supplemental Eligibility Record Date.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by the Eligible Account Holders and by Tax-Qualified Employee Stock Benefit Plans pursuant to Category Nos. 1 and 2.

               c. Any non-transferable Subscription Rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such Eligible Account Holder pursuant to this Category.

               d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                    (I) Shares of  Conversion  Stock  shall be  allocated  among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make its total allocation (including the number of shares of Conversion Stock, if any, allocated to the Supplemental Eligible Account Holder in accordance with Category No. 1) equal to 100 shares of Conversion Stock or the total amount of their subscription, whichever is less.

                    (II) Any shares of Conversion Stock not allocated in accordance with subparagraph (I) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective aggregate Qualifying Deposits on the Supplemental Eligibility Record Date as compared to the total aggregate Qualifying Deposits of all subscribing Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

     4.   Category No. 4:  Other Members.

               a. Each Other Member, other than those Members who are Eligible Account Holders or Supplemental Eligible Account Holders, shall receive, without payment, non-transferable Subscription Rights to purchase Conversion Stock in an amount equal to the greater of the maximum purchase limitation established for the Community Offering, or one-tenth of 1% of the total offering of shares of Conversion Stock.

               b. Subscription Rights received pursuant to this Category shall be subordinated to the Subscription Rights received by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. 1, 2 and 3.

               c. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, the shares of Conversion Stock available shall be allocated among subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. The shares remaining thereafter will be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a reasonable basis as determined by the Board of Directors.

          Order Forms may provide that the maximum purchase limitation shall be based on the midpoint of the Valuation Range. In the event the aggregate Purchase Price of the Conversion Stock issued and sold is below the midpoint of the Valuation Range, that portion of subscriptions in excess of the maximum purchase limitation will be refunded. In the event the aggregate Purchase Price of Conversion Stock issued and sold is above the midpoint of the Valuation Range, persons who have subscribed for the maximum purchase limitation may be given the opportunity to increase their subscriptions so as to purchase the maximum number of shares subject to the availability of shares. The Bank will not otherwise notify subscribers of any change in the number of shares of Conversion Stock offered.

     D.   Community Offering.
          ------------------

          1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights in the Subscription Offering may be sold in a Community Offering and/or Syndicated Community Offering, which may commence concurrently with the Subscription Offering. Shares of Conversion Stock will be offered in the Community Offering to the general public, giving preference to natural persons and the trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community. Shares of Conversion Stock offered in the Syndicated Community Offering will be offered to a syndicate of one or more broker-dealers managed by one or more investment banking firms. The Community Offering and/or Syndicated Community Offering may commence concurrently with or as soon as practicable after the completion of the Subscription Offering and must be completed within 45 calendar days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS. The offering price of the Conversion Stock to the general public in the Community Offering and/or Syndicated Community Offering will be the same price paid for such stock by Eligible Account Holders and other persons in the Subscription Offering. If sufficient shares are not available to satisfy all orders in the Community Offering and/or Syndicated Community Offering, the shares available will be allocated by the Holding Company in its discretion. The Holding Company shall have the right to accept or reject orders in the Community Offering and/or Syndicated Community Offering in whole or in part.

          2. Orders accepted in the Community Offering shall be filled up to a maximum of 2% of the Conversion Stock, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

          3. The Conversion Stock to be offered in the Community Offering and/or Syndicated Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock.

     E.   Other Offering.
          --------------

          In the event a Community Offering or Syndicated Community Offering does not appear feasible, the Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Bank may terminate the Conversion with the concurrence of the OTS.

     F.   Limitations Upon Purchases of Shares of Conversion Stock.
          --------------------------------------------------------

          The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

               1. The maximum number of shares of Conversion Stock that may be purchased in the Community Offering by any Person, when aggregated with purchases by an Associate of that Person, or a group of Persons Acting in Concert, shall not exceed $50,000 divided by the Purchase Price.

               2. The maximum number of shares of Conversion Stock that may be purchased by any Person, when aggregated with purchases by an
          Associate of that Person, or a group of Persons Acting in Concert, shall not exceed the lesser of $100,000 divided by the Purchase Price or 5% of the total number of shares of Conversion Stock to be issued in the Conversion, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Conversion Stock to be issued in the Conversion, and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

               3. No Person may purchase fewer than 25 shares of Conversion Stock in the Conversion, to the extent such shares are available.

               4. Officers and directors of the Bank and the Holding Company, and Associates thereof, may not purchase in the aggregate more than 35% of the shares of Conversion Stock issued in the Conversion, or such greater amount as may be permitted under applicable legal limits.

               5. Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Bank or any of their subsidiaries.

     If the number of shares of Conversion Stock otherwise allocable to any Person or that Person's Associates in the Subscription and Community Offerings would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such Person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Holding Company and the Bank may increase or decrease any of the purchase limitations set forth herein at any time. Under current regulatory authority, the Boards of Directors of the Holding Company and the Bank may, in their discretion, increase the maximum purchase limitations in the Subscription Offering and/or, if applicable, the Community Offering or other offering up to 9.99%, provided that orders for shares exceeding 5% of the shares to be issued in the Conversion shall not exceed, in the aggregate, 10% of the shares to be issued in the Conversion. In the event that the individual purchase limitation is increased after commencement of the Subscription and Community Offerings, the Holding Company and the Bank shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription and Community Offerings, the orders of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

     Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any person (including any Associate or group of persons affiliated or otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the actual Purchase Price per share all shares acquired by such person in excess of such purchase limitations or, if such excess shares have been sold by such person, to receive the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.   Restrictions on and Other Characteristics of Stock Being Sold.
          -------------------------------------------------------------

          1.   Transferability.
               ---------------

               Except as provided in Paragraph XII. below, Conversion Stock purchased by persons other than directors and Officers of the Bank and directors and Officers of the Holding Company will be transferable without restriction. Conversion Stock purchased by such directors or Officers shall not be sold for a period of one year from the date of Conversion except for any sale of such shares (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities.

               The  Conversion  Stock  issued  by the  Holding  Company  to such
          directors  and  Officers  shall  bear  the  following   legend  giving
          appropriate notice of the one-year holding period restriction:

                    "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to applicable regulations of the Office of Thrift Supervision of the United States Department of the Treasury. Except in the event of the death of the registered holder, the shares represented by this Certificate may not be sold prior thereto without a legal opinion of counsel for the Holding Company that said sale is permissible under the provisions of applicable laws and regulations."

               In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such directors and Officers as may be then applicable to such restricted stock.

          2.   Repurchases and Dividend Rights.
               -------------------------------

               Pursuant to present regulations, except as otherwise permitted by the OTS, the Holding Company may not, for a period of one year from the date of Conversion, repurchase Holding Company Stock from any person, with the exception of (i) repurchases pursuant to an offer approved by the OTS and made to all stockholders, (ii) repurchases of director qualifying shares, or (iii) provided prior written notice has been given to the OTS, repurchases of shares to fund management recognition plans that have been ratified by shareholders. In extraordinary circumstances, repurchases of up to 5% of outstanding shares of Holding Company Stock may be made during the first year following conversion if the Holding Company files notice and the OTS does not disapprove. In the event the Holding Company wishes to repurchase Holding Company Stock during the first year following the Conversion other than to fund Tax Qualified Stock Benefit Plans or management recognition plans that have been ratified by stockholders, the Holding Company shall file written notice with the OTS Regional Director, with a copy to the OTS Applications Filing Room, at least 10 days prior to the commencement of the repurchase program. Such notice shall include the following information: (1) a description of the proposed repurchase program; (2) the effect of the repurchases on regulatory capital; and (3) the purpose of the repurchases and, if applicable, the extraordinary circumstances necessitating the repurchases. The Holding Company may make open market repurchases of outstanding Holding Company Stock, provided that the OTS does not object based on a determination that (a) the repurchases would adversely affect the financial condition of the Converted Bank, (b) the information submitted by the Converted Bank is insufficient to evaluate the proposed repurchases, (c) the Converted Bank does not demonstrate extraordinary circumstances and a compelling and valid business purpose for the repurchases, or (d) the repurchase program would be contrary to other applicable regulations. After the first year, the Holding Company may repurchase shares provided that regulatory capital will not be reduced below the amount required for the Liquidation Account and such repurchases comply with OTS regulations on capital distributions.

               Present  regulations also provide that the Converted Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the Rules and Regulations of the OTS, or other applicable regulations on capital distributions. The Converted Bank may not return any capital, other than ordinary dividends during the term of the business plan submitted with the application.

               The above limitations shall not preclude payment of dividends on, or repurchases of, Holding Company Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion.

          3.   Voting Rights.
               -------------

               After Conversion, holders of Savings Accounts and obligors on loans will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock, and the Holding Company will have exclusive voting rights with respect to the Capital Stock. Each stockholder of the Holding Company will be entitled to vote on any matters coming before the stockholders of the Holding Company for consideration and will be entitled to one vote for each share of stock owned by said stockholder.

          4.   Purchases by Officers, Directors and Associates Following
               Conversion.
               -----------------------------------------------------------------

               Without the prior approval of the OTS, Officers and directors of the Converted Bank and Officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, negotiated transactions involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to Officers or directors may be made without OTS permission or the use of a broker or dealer.

     H.   Mailing of Offering Materials and Collation of Subscriptions.
          ------------------------------------------------------------

          The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Subscription and Community Prospectus by the SEC, the Holding Company shall distribute such Subscription and Community Prospectus and Order Forms for the purchase of shares in accordance with the terms of the Plan.

          The recipient of an Order Form will be provided neither fewer than 20 days nor more than 45 days from the date of mailing, unless extended, to complete, execute and return properly the Order Form to the Holding Company or the Bank. Self-addressed, postage paid return envelopes will accompany these forms when mailed. The Bank or Holding Company will collate the returned executed Order Forms upon completion of the Subscription Offering. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

          The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company and the Bank with the approval of the OTS.

     I.   Method of Payment.
          -----------------

          Payment for all shares of Conversion Stock subscribed for in the Subscription and Community Offerings must be received in full by the Bank or the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company and the Bank; provided, however, that payments by Tax-Qualified Employee Stock Benefit Plans for Conversion Stock may be made to the Bank concurrently with the closing of the Conversion.

          Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order, or, if the subscriber has a Savings Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's Savings Account for the purchase amount. The Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription and Community Offerings from the date payment is received until the Conversion is completed or terminated. The Bank shall not knowingly loan funds or otherwise extend credit to any person for the purpose of purchasing Conversion Stock.

          If a subscriber authorizes the Bank to charge its Savings Account, the funds will remain in the subscriber's Savings Account and will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Conversion is terminated, whichever is earlier. The withdrawal will be given effect only concurrently with the sale of all shares of Conversion Stock in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Bank will allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be cancelled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order From, and in the case of an employee stock ownership plan, together with evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares of Conversion Stock on the date of the closing of the Conversion.

     J.   Undelivered, Defective or Late Order Forms; Insufficient Payment.
          ----------------------------------------------------------------

          In the event an Order Form: (i) is not delivered and is returned to the Holding Company or the Bank by the United States Postal Service (or the Holding Company or the Bank is unable to locate the addressee); (ii) is not received by the Holding Company or the Bank, or is received by the Holding Company or the Bank after termination of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the person to whom such rights have been granted will not be honored and will be treated as though such person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Bank may, but will not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares of Conversion Stock by such date as the Holding Company or the Bank may specify. Subscription orders, once tendered, cannot be revoked. The Holding Company's and the Bank's interpretation of the terms and conditions of this Plan and acceptability of the Order Forms will be final and conclusive.

     K.   Members in Non-Qualified States or in Foreign Countries.
          -------------------------------------------------------

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no such person will be offered or receive any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country;
     (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Bank or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; and (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to any such person.

     L.   Sales Commissions.
          -----------------

          Sales commissions may be paid as determined by the Boards of Directors of the Bank and the Holding Company or their designees to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering, if the securities dealer is named by the subscriber on the Order Form. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

VIII. Charter and Bylaws.

     As part of the Conversion, a federal stock charter and bylaws will be adopted to authorize the Converted Bank to operate as a federal capital stock savings Bank. By approving the Plan, the Members of the Bank will thereby approve amending the Bank's existing federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws. Prior to completion of the Conversion, the proposed federal stock charter and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XIV. below. The effective date of the amendment of the Bank's federal mutual charter and bylaws to read in the form of a federal stock charter and bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

IX.  Registration and Market Making.

     In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

X.   Status of Savings Accounts and Loans Subsequent to Conversion.

     All Savings Accounts in the Bank will retain the same status after Conversion as these accounts had prior to Conversion. Subject to Paragraph VII.I. hereof, each holder of a Savings Account in the Bank shall retain, without payment, a withdrawable Savings Account or Savings Accounts in the Converted Bank, equal in dollar amount and on the same terms and conditions as in effect prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage. All loans shall retain the same status after Conversion as these loans had prior to Conversion. After Conversion, holders of Savings Accounts and obligors on loans of the Bank will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of the Conversion Stock issued by the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Bank's Capital Stock.

XI.  Liquidation Account.

     After the Conversion, holders of Savings Accounts will not be entitled to share in the residual assets after liquidation of the Converted Bank. However, pursuant to applicable regulations, the Bank shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to its net worth as of the date of the latest statement of financial condition contained in the final prospectus to be used in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation, and, except as provided in Paragraph VII.G.2. above, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Bank.

     The Liquidation Account shall be maintained by the Converted Bank subsequent to Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the Liquidation Account ("subaccount balance").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the Qualifying Deposit in the related Savings Account of the Eligible Account Holder or Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders or Supplemental Eligible Account Holders, as the case may be, in the Bank. Such initial subaccount balance shall not be increased but shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder to which the subaccount relates at the close of business on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date is less than the lesser of
(i) the deposit balance in such Savings Account at the close of business on any annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then-current adjusted subaccount balances for Savings Accounts then held before any liquidation distribution may be made to stockholders. A liquidation is a sale of the Converted Bank's assets and settlement of its liabilities with the intent to cease operations and close. No merger, consolidation, sale of bulk assets or similar combination or transaction with another depository institution shall be considered to be a complete liquidation for these purposes. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

XII. Restrictions on Acquisition of Holding Company.

     A. Present regulations provide that for a period of three years following completion of the Conversion, no person (i.e., an individual, a group acting in concert, a corporation, a partnership, an Bank, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or underwriters or a selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or the Converted Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of Holding Company Stock. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of Holding Company Stock within such three-year period, without the prior approval of the OTS, Holding Company Stock beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

     B. The Holding Company may provide in its Articles of Incorporation a provision that, for a period of five years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock except with respect to purchases by one or more Tax-Qualified Employee Stock Benefit Plans of the Holding Company or Converted Bank. The Holding Company may provide in its Articles of Incorporation for such other provisions affecting the acquisition of Holding Company Stock as shall be determined by its Board of Directors.

XIII. Interpretation and Amendment or Termination of the Plan.

     The Bank's Board of Directors shall have the sole discretion to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to giving preference to natural persons and trusts of natural persons who are permanent Residents of the Bank's Local Community, and any and all interpretations, applications and determinations made by the Board of Directors in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Bank and its members and subscribers in the Subscription and Community Offerings, subject to the authority of the OTS.

     If deemed necessary or desirable, the Plan may be substantively amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the Bank's Board of Directors. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting.

     In the event that mandatory new regulations pertaining to conversions are adopted by the OTS or any successor agency prior to the completion of the Conversion, the Plan will be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting. In the event that new conversion regulations adopted by the OTS or any successor agency prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting.

     By adoption of the Plan, the Bank's Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XIV. Expenses of the Conversion.

     The Holding Company and the Bank will use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XV.  Contributions to Tax-Qualified Employee Stock Benefit Plans.

     The Holding Company and the Converted Bank may make scheduled discretionary contributions to their Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Bank to fail to meet its then-applicable regulatory capital requirements.

                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              COMMUNITY FIRST BANK
                        FOR A SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON ____________ __, 2003

     The undersigned member of Community First Bank (the "Bank") hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the special meeting of members of the Bank to be held at the main office of the Bank located at 240 South Main Street, Madisonville, Kentucky, on __________ __, 2003, at __:__ p.m., Central time, and at any and all adjournments thereof ("Special Meeting"). They are authorized to cast all votes to which the undersigned is entitled as follows:

1.   Adoption of the Plan of Conversion (the         FOR            AGAINST
     "Plan"), providing for the conversion of        ---            -------
     the  Bank  from  a  federally  chartered
     mutual   savings  bank  to  a  federally        [ ]              [ ]
     chartered  stock savings bank,  with the
     concurrent  sale  of all  of the  Bank's
     outstanding  capital  stock to Community
     First Bancorp, Inc. (the "Company"), and
     the sale of the  Company's  common stock
     to   certain   eligible   persons;   the
     transactions  provided  for in the Plan;
     and  adoption  of a  new  Federal  Stock
     Charter and Bylaws for the Bank in their entirety.

     Execution of this proxy also permits the proxy holder to vote this proxy in their discretion, upon such other matters as may come before the Special Meeting. The Special Meeting may be adjourned to enable the Bank to solicit additional proxies. The board of directors is not aware of any other matters that may come before the Special Meeting.

                                 REVOCABLE PROXY

                  THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                       STATED IF NO CHOICE IS MADE HEREON


     All votes will be cast in accordance with this Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting of Members, a Proxy Statement dated __________ __, 2003, and a Prospectus dated __________ __, 2003, prior to the execution of this Proxy.



                                        ----------------------------------------
                                        Date




                                        ----------------------------------------
                                        Signature




                                        ----------------------------------------
                                        Signature



NOTE: Only one signature is required in the case of a joint account. Please sign name exactly as it appears on the proxy card.